UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 8, 2014 (January 2, 2014)

ONTARGET360 GROUP INC.
 (Exact name of Registrant as specified in its charter)

Delaware	333-170828	27-1662812
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

24/F, Wyndham Place, 40-44 Wyndham Street, Central, Hong Kong
 (Address of principal executive offices) (Zip code)

852-2258-6888
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 2, 2014, Ontarget360 Group Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan and Merger (the “Agreement”) with American Housing REIT Inc., a Maryland corporation, pursuant to which the Company will merge with and into American Housing REIT Inc. (the “Merger”).  The purpose of the Merger is to change the Company’s jurisdiction of incorporation from Delaware to Maryland, which the Company’s management and board of directors believe is a more favorable domicile for the Company to pursue its new strategy of investing in and managing commercial real estate assets, including in particular single-family residential properties operated as rental properties, and qualifying as a real estate investment trust for U.S. federal income tax purposes.  Stockholders who together own 3,279,520 shares (approximately 94.9%) of the 3,454,520 shares of common stock, par value $0.001, of the Company outstanding as of the close of business on January 3, 2014, signed a written consent approving the Merger and the related transactions.  Such approval and consent are sufficient under Delaware law and the Company’s Bylaws to approve the Merger.  Accordingly, the Agreement and the transactions contemplated thereby have been approved, and neither a meeting of the Company’s stockholders nor additional written consents are necessary.

American Housing REIT Inc. was incorporated on September 13, 2013, for the sole purpose of facilitating the Company’s reincorporation in Maryland.  American Housing REIT Inc. currently has no business operations.

The Merger will result in the surviving corporation being known as “American Housing REIT Inc.”, an increase in the number of shares of capital stock the Company is authorized to issue to 100,000,000 million shares of common stock and 10,000,000 shares of preferred stock, and the Company being governed by the Maryland General Corporation Law (the “MGCL”) and by the Charter and Bylaws of American Housing REIT Inc.  The title to all the Company’s property will be vested in the surviving entity, American Housing REIT Inc. and American Housing REIT Inc. will assume all of the liabilities of the Company.

The Merger will become effective as soon as practicable, but in no event sooner than February 3, 2014.  At the effective time of the Merger, each share of the Company’s common stock will be converted into one share of American Housing REIT Inc.’s common stock.  After the Merger, the only rights the Company’s stockholders will have will be the rights provided in the Agreement, American Housing REIT Inc.’s Charter and Bylaws and under Subtitle 2 of Title 3 of the MGCL.

The Company’s current directors will remain directors of American Housing REIT Inc. until their successors are duly elected.  Conn Flanigan, Fai H. Chan and Tong Wan Chan are directors of the Company and American Housing REIT Inc.  The Company’s current Chief Executive Officer and Chief Financial Officer, Conn Flanigan, will remain as Chief Executive Officer and Chief Financial Officer of American Housing REIT Inc. until his successors are duly appointed

The foregoing summary description of the material terms of the Agreement is qualified in its entirety by the actual terms of the Agreement, previously filed with the Securities and Exchange (the "Commission") on January 3, 2014.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.11	Agreement and Plan of Merger, by and between Ontarget360 Group Inc. and American Housing REIT Inc., dated January 2, 2014.

1 Incorporated herein by reference to Ontarget260 Group Inc.’s Preliminary Information Statement on Form 14C (File No. 000-54727), originally filed with the Commission on January 3, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONTARGET360 GROUP INC.

January 8, 2014	By:	/s/ Conn Flanigan
Name: Conn Flanigan
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.11	Agreement and Plan of Merger, by and between Ontarget360 Group Inc. and American Housing REIT Inc., dated January 2, 2014.

1 Incorporated herein by reference to Ontarget260 Group Inc.’s Preliminary Information Statement on Form 14C (File No. 000-54727), originally filed with the Commission on January 3, 2014

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